Exhibit 4.1

[Face of Note]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CUSIP NO. 94986RRW3	FACE AMOUNT: $___________
REGISTERED NO. __

WELLS FARGO & COMPANY

MEDIUM-TERM NOTE, SERIES K

Due Nine Months or More From Date of Issue

Securities Linked to the SPDR® S&P® Homebuilders ETF

due October 28, 2015

WELLS FARGO & COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, an amount equal to the Redemption Amount (as defined below) on the Stated Maturity Date (as defined below), unless this Security is automatically called prior to the Stated Maturity Date as provided below under “Automatic Call,” and to pay interest on the Face Amount of this Security from October 28, 2013 or from the most recent Interest Payment Date to which interest has been paid or duly provided for on the Interest Payment Dates specified herein at the rate of 5.70% per annum until the earlier of the Stated Maturity Date and the Call Settlement Date (as defined below), if any. The “Initial Stated Maturity Date” shall be October 28, 2015. If the Final Calculation Day (as defined below) is not postponed, the Initial Stated Maturity Date will be the “Stated Maturity Date.” If the Final Calculation Day is postponed, the “Stated Maturity Date” shall be the later of (i) three Business Days after the postponed Final Calculation Day and (ii) the Initial Stated Maturity Date. “Business Day” shall mean a day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York.

“Face Amount” shall mean, when used with respect to this Security, the amount set forth on the face of this Security as its “Face Amount.”

Automatic Call

If the Fund Closing Price (as defined below) of the Fund (as defined below) on any Call Date (as defined below) is greater than or equal to the Starting Price (as defined below), this Security will be automatically called by the Company, and on the related Call Settlement Date the Holder hereof will receive the Call Price (as defined below) plus accrued and unpaid interest to, but excluding, such Call Settlement Date. Unless the Company defaults in the payment of the Call Price plus accrued and unpaid interest to, but excluding, the related Call Settlement Date, this Security will cease to be outstanding on such Call Settlement Date, interest will cease to accrue on or after such Call Settlement Date and the Holder hereof will have no further rights under this Security after such Call Settlement Date. The Holder hereof will not receive any notice from the Company in the event this Security is automatically called pursuant to the terms hereof. The “Call Price” is equal to the Face Amount of this Security.

Payment of Interest, the Redemption Amount and the Call Price

The Company shall pay interest on this Security quarterly on the fourth Business Day following each Call Date, as each such Call Date may be postponed as herein provided, and on the Stated Maturity Date (each, an “Interest Payment Date”). Except as described below for the first Interest Period, on each Interest Payment Date, interest will be paid for the period commencing on and including the immediately preceding Interest Payment Date and ending on and including the day immediately preceding that Interest Payment Date. This period is referred to as an “Interest Period.” The first Interest Period will commence on and include October 28, 2013 and end on and include the day immediately preceding the first Interest Payment Date. Interest on this Security will be computed on the basis of a 360-day year of twelve 30-day months.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest next preceding such Interest Payment Date. The Regular Record Date for an Interest Payment Date shall be the date one Business Day prior to such Interest Payment Date.

Any interest not punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of interest on this Security will be made in immediately available funds at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota; provided, however, that, at the option of the Company, payment of interest may be paid by check mailed to the Person entitled thereto at such Person’s last address as it appears in the Security Register or by wire transfer to such account as may have been designated by such Person. Payments of interest and the Redemption Amount or the Call Price, as applicable, on this Security at

Maturity, will be made against presentation of this Security at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota and at any other office or agency maintained by the Company for such purpose. Notwithstanding the foregoing, for so long as this Security is a Global Security registered in the name of the Depositary, any payments on this Security will be made to the Depositary by wire transfer of immediately available funds.

Payment of the Redemption Amount or the Call Price, as applicable, and interest on this Security will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Definitions Relating to Redemption Amount, the Call Price and Interest

If this Security is not automatically called prior to the Stated Maturity Date as provided above under “Automatic Call,” the “Redemption Amount” of this Security will equal:

•	if the Ending Price is greater than or equal to the Threshold Price: the Face Amount; or

•	if the Ending Price is less than the Threshold Price: the Face Amount minus:

Face Amount	x	Starting Price – Ending Price
Starting Price

The “Fund” shall mean the SPDR® S&P® Homebuilders ETF.

The “Pricing Date” is October 22, 2013.

The “Starting Price” is $30.40, the Fund Closing Price of the Fund on the Pricing Date.

The “Ending Price” will be the Fund Closing Price of the Fund on the Final Calculation Day.

The “Threshold Price” is $21.28, which is equal to 70% of the Starting Price.

The “Fund Closing Price” with respect to the Fund on any Trading Day means the product of (i) the Closing Price of one share of the Fund (or one unit of any other security for which a Fund Closing Price must be determined) on such Trading Day and (ii) the Adjustment Factor on such Trading Day.

The “Closing Price” with respect to a share of the Fund (or one unit of any other security for which a Closing Price must be determined) on any Trading Day means the price, at the scheduled weekday closing time, without regard to after hours or any other trading outside the regular trading session hours, of the share on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the share (or any such other security) is listed or admitted to trading.

The “Adjustment Factor” means, with respect to a share of the Fund (or one unit of any other security for which a Fund Closing Price must be determined), 1.0, subject to adjustment in the event of certain events affecting the shares of the Fund. See “—Anti-dilution Adjustments Relating to the Fund; Alternate Calculation —Anti-dilution Adjustments” below.

The “Underlying Index” is the S&P® Homebuilders Select IndustryTM Index.

The “Final Calculation Day” is October 22, 2015, subject to postponement as provided herein.

The “Call Dates” shall be the 22nd day of each January, April, July and October, commencing January 2014 and ending July 2015, each subject to postponement as provided herein.

The “Call Settlement Date” for a Call Date shall be four Business Days after such Call Date, as such Call Date may be postponed as provided herein.

A “Trading Day” with respect to the Fund means a day, as determined by the Calculation Agent, on which the Relevant Exchange (as defined below) and each Related Exchange (as defined below) with respect to the Fund, or any successor thereto, if applicable, are scheduled to be open for trading for their respective regular trading sessions.

The “Relevant Exchange” for the Fund means the primary exchange or quotation system on which shares (or other applicable securities) of the Fund are traded, as determined by the Calculation Agent.

The “Related Exchange” for the Fund means each exchange or quotation system where trading has a material effect (as determined by the Calculation Agent) on the overall market for futures or options contracts relating to the Fund.

The “Calculation Days” shall mean the Call Dates and the Final Calculation Day. If any Calculation Day is not a Trading Day, such Calculation Day will be postponed to the next succeeding Trading Day. A Calculation Day is also subject to postponement due to the occurrence of a Market Disruption Event. If a Market Disruption Event occurs or is continuing with respect to the Fund on a Calculation Day, such Calculation Day will be postponed to the first succeeding Trading Day on which a Market Disruption Event has not occurred and is not continuing. If such first succeeding Trading Day has not occurred as of the eighth Trading Day after the originally scheduled Calculation Day, that eighth Trading Day shall be deemed the Calculation Day. If a Calculation Day has been postponed eight Trading Days after the originally scheduled Calculation Day and a Market Disruption Event occurs or is continuing with respect to the Fund on such eighth Trading Day, the Calculation Agent will determine the Closing Price of the Fund on such eighth Trading Day based on its good faith estimate of the value of the shares (or other applicable securities) of the Fund as of the Close of Trading (as defined below) on such eighth Trading Day. See “—Market Disruption Events.”

“Calculation Agent Agreement” shall mean the Calculation Agent Agreement dated as of May 29, 2012 between the Company and the Calculation Agent, as amended from time to time.

“Calculation Agent” shall mean the Person that has entered into the Calculation Agent Agreement with the Company providing for, among other things, the determination of whether this Security will be automatically called on any Call Date, the Call Price, if any, the Redemption Amount, if any, and the Ending Price, which term shall, unless the context otherwise requires, include its successors under such Calculation Agent Agreement. The initial Calculation Agent shall be Wells Fargo Securities, LLC. Pursuant to the Calculation Agent Agreement, the Company may appoint a different Calculation Agent from time to time after the initial issuance of this Security without the consent of the Holder of this Security and without notifying the Holder of this Security.

Market Disruption Events

A “Market Disruption Event” means, with respect to the Fund, any of the following events as determined by the Calculation Agent in its sole discretion:

(A)

The occurrence or existence of a material suspension of or limitation imposed on trading by the Relevant Exchange or otherwise relating to the shares (or other applicable securities) of the Fund or any Successor Fund (as defined below) on the Relevant Exchange at any time during the one-hour period that ends at the Close of Trading on such day, whether by reason of movements in price exceeding limits permitted by such Relevant Exchange or otherwise.

(B)

The occurrence or existence of a material suspension of or limitation imposed on trading by any Related Exchange or otherwise in futures or options contracts relating to the shares (or other applicable securities) of the Fund or any Successor Fund on any Related Exchange at any time during the one-hour period that ends at the Close of Trading on that day, whether by reason of movements in price exceeding limits permitted by the Related Exchange or otherwise.

(C)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, shares (or other applicable securities) of the Fund or any Successor Fund on the Relevant Exchange at any time during the one-hour period that ends at the Close of Trading on that day.

(D)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to shares (or other applicable securities) of the Fund or any Successor Fund on any Related Exchange at any time during the one-hour period that ends at the Close of Trading on that day.

(E)

The closure of the Relevant Exchange or any Related Exchange with respect to the Fund or any Successor Fund prior to its Scheduled Closing Time unless the earlier closing time is announced by the Relevant Exchange or Related Exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such Relevant Exchange or Related Exchange, as applicable, and (2) the submission deadline for orders to be entered into the Relevant Exchange or Related Exchange, as applicable, system for execution at the Close of Trading on that day.

(F)	The Relevant Exchange or any Related Exchange with respect to the Fund or any Successor Fund fails to open for trading during its regular trading session.

For purposes of determining whether a Market Disruption Event has occurred:

(1)	“Close of Trading” means the Scheduled Closing Time of the Relevant Exchange with respect to the Fund or any Successor Fund; and

(2)

the “Scheduled Closing Time” of the Relevant Exchange or any Related Exchange on any Trading Day for the Fund or any Successor Fund means the scheduled weekday closing time of such Relevant Exchange or Related Exchange on such Trading Day, without regard to after hours or any other trading outside the regular trading session hours.

Anti-dilution Adjustments Relating to the Fund; Alternate Calculation

Anti-dilution Adjustments

The Calculation Agent will adjust the Adjustment Factor with respect to the Fund as specified below if any of the events specified below occurs with respect to the Fund and the effective date or ex-dividend date, as applicable, for such event is after the Pricing Date and on or prior to the Final Calculation Day.

The adjustments specified below do not cover all events that could affect the Fund. The Calculation Agent may, in its sole discretion, make additional adjustments to any terms of this Security upon the occurrence of other events that affect or could potentially affect the market price of, or shareholder rights in, the Fund, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of this Security. In addition, the Calculation Agent may, in its sole discretion, make adjustments or a series of adjustments that differ from those described herein if the Calculation Agent determines that such adjustments do not properly reflect the economic consequences of the events specified herein or would not preserve the relative investment risks of this Security. All determinations made by the Calculation Agent in making any adjustments to the terms of this Security, including adjustments that are in addition to, or that differ from, those described herein, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an equitable result. In determining whether to make any adjustment to the terms of this Security, the Calculation Agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the Fund.

For any event described below, the Calculation Agent will not be required to adjust the Adjustment Factor unless the adjustment would result in a change to the Adjustment Factor then in effect of at least 0.10%. The Adjustment Factor resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

(A)	Stock Splits and Reverse Stock Splits

If a stock split or reverse stock split has occurred, then once such split has become effective, the Adjustment Factor will be adjusted to equal the product of the prior Adjustment Factor and the number of securities which a holder of one share (or other applicable security) of the Fund before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

(B)	Stock Dividends

If a dividend or distribution of shares (or other applicable securities) to which this Security is linked has been made by the Fund ratably to all holders of record of such shares (or other applicable security), then the Adjustment Factor will be adjusted on the ex-dividend date to equal the prior Adjustment Factor plus the product of the prior Adjustment Factor and the number of shares (or other applicable security) of the Fund which a holder of one share (or other applicable security) of the Fund before the ex-dividend date would have owned or been entitled to receive immediately following that date; provided, however, that no adjustment will be made for a distribution for which the number of securities of the Fund paid or distributed is based on a fixed cash equivalent value.

(C)	Extraordinary Dividends

If an Extraordinary Dividend (as defined below) has occurred, then the Adjustment Factor will be adjusted on the ex-dividend date to equal the product of the prior Adjustment Factor and a fraction, the numerator of which is the Closing Price per share (or other applicable security) of the Fund on the Trading Day preceding the ex-dividend date, and the denominator of which is the amount by which the Closing Price per share (or other applicable security) of the Fund on the Trading Day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount (as defined below).

For purposes of determining whether an Extraordinary Dividend has occurred:

(1)	“Extraordinary Dividend” means any cash dividend or distribution (or portion thereof) that the Calculation Agent determines, in its sole discretion, is extraordinary or special; and

(2)

“Extraordinary Dividend Amount” with respect to an Extraordinary Dividend for the securities of the Fund will equal the amount per share (or other applicable security) of the Fund of the applicable cash dividend or distribution that is attributable to the Extraordinary Dividend, as determined by the Calculation Agent in its sole discretion.

A distribution on the securities of the Fund described below under the section entitled “—Reorganization Events” below that also constitutes an Extraordinary Dividend will only cause an adjustment pursuant to that “—Reorganization Events” section.

(D)	Other Distributions

If the Fund declares or makes a distribution to all holders of the shares (or other applicable security) of the Fund of any non-cash assets, excluding dividends or distributions described under the section entitled “—Stock Dividends” above, then the Calculation Agent may, in its sole discretion, make such adjustment (if any) to the Adjustment Factor as it deems appropriate in the circumstances. If the Calculation Agent determines to make an adjustment pursuant to this paragraph, it will do so with a view to offsetting, to the extent practical, any change in the economic position of a holder of this Security that results solely from the applicable event.

(E)	Reorganization Events

If the Fund, or any Successor Fund, is subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded fund, and the Fund to which this Security is linked is not the surviving entity (a “Reorganization Event”), then, on or after the date of such event, the Calculation Agent shall, in its sole discretion, make an adjustment to the Adjustment Factor or the method of determining the Redemption Amount or whether this Security will be automatically called on any of the Call Dates or any other terms of this Security as the Calculation Agent determines appropriate to account for the economic effect on this Security of such event, and determine the effective date of that adjustment. If the Calculation Agent determines that no adjustment that it could make will produce a commercially reasonable result, then the Calculation Agent may deem such event a Liquidation Event (as defined below).

Liquidation Events

If the Fund is de-listed, liquidated or otherwise terminated (a “Liquidation Event”), and a successor or substitute exchange traded fund exists that the Calculation Agent determines, in its sole discretion, to be comparable to the Fund, then, upon the Calculation Agent’s notification of that determination to the Trustee and the Company, any subsequent Fund Closing Price for the Fund will be determined by reference to the Fund Closing Price of such successor or substitute exchange traded fund (such exchange traded fund being referred to herein as a “Successor Fund”), with such adjustments as the Calculation Agent determines are appropriate to account for the economic effect of such substitution on the holder of this Security.

If the Fund undergoes a Liquidation Event prior to, and such Liquidation Event is continuing on, the date that any Fund Closing Price of the Fund is to be determined and the Calculation Agent determines that no Successor Fund is available at such time, then the Calculation Agent will, in its discretion, calculate the Fund Closing Price for the Fund on such date by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Fund, provided that if the Calculation Agent determines in its discretion that it is not practicable to replicate the Fund (including but not limited to the instance in which the sponsor of the Underlying Index discontinues publication of the Underlying Index), then the Calculation Agent will calculate the Fund Closing Price for the Fund in accordance with the formula last used to calculate such Fund Closing Price before such Liquidation Event, but using only those securities that were held by the Fund immediately prior to such Liquidation Event without any rebalancing or substitution of such securities following such Liquidation Event.

If a Successor Fund is selected or the Calculation Agent calculates the Fund Closing Price as a substitute for the Fund, such Successor Fund or Fund Closing Price will be used as a substitute for the Fund for all purposes, including for purposes of determining whether a Market Disruption Event exists.

If any event is both a Reorganization Event and a Liquidation Event, such event will be treated as a Reorganization Event for purposes of this Security unless the Calculation Agent makes the determination referenced in the last sentence of the section entitled “—Anti-dilution Adjustments—Reorganization Events” above.

Alternate Calculation

If at any time the method of calculating the Fund or a Successor Fund, or the Underlying Index, is changed in a material respect, or if the Fund or a Successor Fund is in any other way modified so that the Fund does not, in the opinion of the Calculation Agent, fairly represent the price of the securities of the Fund or such Successor Fund had such changes or modifications not been made, then the Calculation Agent may, at the close of business in New York City on the date that any Fund Closing Price is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a Closing Price of an exchange traded fund comparable to the Fund or such Successor Fund, as the case may be, as if such changes or modifications had not been made, and calculate the Fund Closing Price and the Redemption Amount and determine whether this Security will be automatically called on any of the Call Dates with reference to such adjusted Closing Price of the Fund or such Successor Fund, as applicable.

Calculation Agent

The Calculation Agent will determine whether this Security will be automatically called on any Call Date, the Call Price, if any, the Redemption Amount, if any, and the Ending Price. In addition, the Calculation Agent will (i) determine if adjustments are required to the Fund Closing Price and/or the Adjustment Factor under the circumstances described in this Security, (ii) if the Fund undergoes a Liquidation Event, select a Successor Fund or, if no Successor Fund is available, determine the Fund Closing Price of the Fund, and (iii) determine whether a Market Disruption Event has occurred.

The Company covenants that, so long as this Security is Outstanding, there shall at all times be a Calculation Agent (which shall be a broker-dealer, bank or other financial institution) with respect to this Security.

All determinations made by the Calculation Agent with respect to this Security will be at the sole discretion of the Calculation Agent and, in the absence of manifest error, will be conclusive for all purposes and binding on the Company and the Holder of this Security. All percentages and other amounts resulting from any calculation with respect to this Security will be rounded at the Calculation Agent’s discretion.

Tax Considerations

The Company agrees, and by acceptance of a beneficial ownership interest in this Security each Holder of this Security will be deemed to have agreed (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary), for United States federal income tax purposes to characterize and treat this Security as an investment unit consisting of (i) a fixed-rate debt obligation that the Company issued to the Holder hereof for an amount equal to the Face Amount of this Security and (ii) a put option in respect of the Fund.

Redemption and Repayment

This Security is not subject to repayment at the option of the Holder hereof prior to October 28, 2015. Except as set forth above under “Automatic Call,” this Security is not subject to redemption prior to October 28, 2015. This Security is not entitled to any sinking fund.

Acceleration

If an Event of Default, as defined in the Indenture, with respect to this Security shall occur and be continuing, the Redemption Amount (calculated as set forth in the next sentence) of this Security may be declared due and payable in the manner and with the effect provided in the Indenture. The amount payable to the Holder hereof upon any acceleration permitted under the Indenture will be equal to the Redemption Amount hereof, calculated as provided herein as though the date of acceleration was the Final Calculation Day, plus accrued and unpaid interest to, but excluding, the date of acceleration.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature or its duly authorized agent under the Indenture referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DATED: October 28, 2013

WELLS FARGO & COMPANY

By:

Its:

[SEAL]

Attest:

Its:

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

This is one of the Securities of the

series designated therein described

in the within-mentioned Indenture.

CITIBANK, N.A.,

      as Trustee

By:
Authorized Signature

OR

WELLS FARGO BANK, N.A.,

    as Authenticating Agent for the Trustee

By:
Authorized Signature

[Reverse of Note]

WELLS FARGO & COMPANY

MEDIUM-TERM NOTE, SERIES K

Due Nine Months or More From Date of Issue

Securities Linked to the SPDR® S&P® Homebuilders ETF

due October 28, 2015

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an indenture dated as of July 21, 1999, as amended or supplemented from time to time (herein called the “Indenture”), between the Company and Citibank, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series of the Securities designated as Medium-Term Notes, Series K, of the Company, which series is limited to an aggregate principal amount or face amount, as applicable, of $25,000,000,000 or the equivalent thereof in one or more foreign or composite currencies. The amount payable on the Securities of this series may be determined by reference to the performance of one or more equity-, commodity- or currency-based indices, exchange traded funds, securities, commodities, currencies, statistical measures of economic or financial performance, or a basket comprised of two or more of the foregoing, or any other market measure or may bear interest at a fixed rate or a floating rate. The Securities of this series may mature at different times, be redeemable at different times or not at all, be repayable at the option of the Holder at different times or not at all and be denominated in different currencies.

Article Sixteen of the Indenture shall not apply to this Security.

The Securities are issuable only in registered form without coupons and will be either (a) book-entry securities represented by one or more Global Securities recorded in the book-entry system maintained by the Depositary or (b) certificated securities issued to and registered in the names of, the beneficial owners or their nominees.

The Company agrees, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest against a Holder of this Security.

Modification and Waivers

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected, acting together as a class. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of all series at the time Outstanding affected by certain provisions of the Indenture, acting together as a class, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with those provisions of the Indenture. Certain past defaults under the Indenture and their consequences may be waived under the Indenture by the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series. Solely for the purpose of determining whether any consent, waiver, notice or other action or Act to be taken or given by the Holders of Securities pursuant to the Indenture has been given or taken by the Holders of Outstanding Securities in the requisite aggregate principal amount, the principal amount of this Security will be deemed to be equal to the amount set forth on the face hereof as the “Face Amount” hereof. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Defeasance

Section 403 and Article Fifteen of the Indenture and the provisions of clause (ii) of Section 401(1)(B) of the Indenture, relating to defeasance at any time of (a) the entire indebtedness on this Security and (b) certain restrictive covenants and certain Events of Default, upon compliance by the Company with certain conditions set forth therein, shall not apply to this Security. The remaining provisions of Section 401 of the Indenture shall apply to this Security.

Authorized Denominations

This Security is issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000.

Registration of Transfer

Upon due presentment for registration of transfer of this Security at the office or agency of the Company in the City of Minneapolis, Minnesota, a new Security or Securities of this series, with the same terms as this Security, in authorized denominations for an equal aggregate Face Amount will be issued to the transferee in exchange herefor, as provided in the Indenture and subject to the limitations provided therein and to the limitations described below, without charge except for any tax or other governmental charge imposed in connection therewith.

This Security is exchangeable for definitive Securities in registered form only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed within 90 days after the Company receives such notice or becomes aware of such ineligibility, (y) the Company in its sole discretion determines that this Security shall be exchangeable for definitive Securities in registered form and notifies the Trustee thereof or (z) an Event of Default with respect to the Securities represented hereby has occurred and is continuing. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities in registered form, bearing interest at the same rate, having the same date of issuance, Stated Maturity Date and other terms and of authorized denominations aggregating a like amount.

This Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Except as provided above, owners of beneficial interests in this Global Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Obligation of the Company Absolute

No reference herein to the Indenture and no provision of this Security or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the interest and the Redemption Amount or the Call Price, as applicable, on this Security at the times, place and rate, and in the coin or currency, herein prescribed, except as otherwise provided in this Security.

No Personal Recourse

No recourse shall be had for the payment of the interest or the Redemption Amount or the Call Price, as applicable, on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

Defined Terms

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined in this Security.

Governing Law

This Security shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of laws.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	--	as tenants in common

TEN ENT	--	as tenants by the entireties

JT TEN	--	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT --		Custodian
	(Cust)		(Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

Please Insert Social Security or Other Identifying Number of Assignee

(PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

the within Security of WELLS FARGO & COMPANY and does hereby irrevocably constitute and appoint __________________ attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated: _________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.